UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2007

DITECH NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26209	94-2935531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 E. Middlefield Road

Mountain View, Ca. 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 623-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2007, Timothy K. Montgomery, Chief Executive Officer and President of Ditech Networks, Inc. resigned as Chief Executive Officer, President and a director of Ditech Networks, Inc.  In addition, on August 15, 2007, the Board of Directors of Ditech Networks appointed Edwin L. Harper as the Chief Executive Officer of Ditech Networks, replacing Mr. Montgomery in this capacity.  As earlier announced, Mr. Montgomery is retiring from Ditech Networks.

Mr. Harper is expected to serve in this capacity on an interim basis until Ditech Networks hires a permanent Chief Executive Officer and President.  The terms of Mr. Harper’s employment have not been determined with finality, and will be announced on a Current Report on Form 8-K once determined.  The terms of the employment agreement are expected to include a cash fee of $2,000 per day plus an option to acquire $25,000 shares of Ditech Networks common stock.  The option will be granted on Friday, August 17, 2007.

Mr. Harper, age 62, has been a director at Ditech since December 2002, has served as our Lead Independent Director since November 2003 and has served as our Chairman of the Board since June 2007. He also serves on the Board of Directors of Avocent, Inc., a leading worldwide manufacturer of keyboard, video and mouse switching and connectivity systems for IT Managers in network client/server environments, Verari, Inc., a privately held manufacturer of high performance cluster computers, and MxLogic, Inc., a privately held software firm that provides e-mail security software and managed services. Mr. Harper has over 30 years experience in the high-tech field and has served as President and Chief Executive Officer of several companies, including Colorado Memory Systems, a computer storage company. From August 1999 to June 2001, Mr. Harper served as President and Chief Executive Officer at Manufacturing Technology, Inc., a manufacturer of slicing machine systems. Mr. Harper currently serves as the Chairman and Chief Executive Officer of White Cell Software, Inc., a start up providing end-point network security software. Mr. Harper also has extensive experience serving on several companies’ Board of Directors. From 1993 to May 2002, Mr. Harper served on the Board of Directors of Network Associates, a $1 billion network security and management software company. During part of his tenure on the Network Associates’ Board, Mr. Harper served as Chairman. He received a B.S. and an M.S. in electrical engineering from Colorado State University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ditech Networks, Inc.

Dated: August 21, 2007	By:	/s/ William J. Tamblyn
William J. Tamblyn
Executive Vice President and Chief Financial Officer